SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement	[ ] Confidential, For Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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Eaton Vance Credit Opportunities Fund

(Name of Registrant as Specified in Its Charter)
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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QUESTIONS AND ANSWERS
Regarding the Proposed Merger of Eaton Vance Credit Opportunities Fund (the “Fund”)
into Eaton Vance Limited Duration Income Fund

Answers to questions about the proposed merger should be reviewed along with the Fund’s proxy materials.

Q:	Why did I receive a Proxy Statement?
A:	You are being asked to vote on an important matter related to your Fund. The Trustees of your Fund voted to recommend a merger of the Fund into Eaton Vance Limited Duration Income Fund. Fund shareholders are being asked to consider the proposed merger and approve an Agreement and Plan of Reorganization at a special meeting originally scheduled to be held on Friday, January 22, 2010 at 3:00 p.m. Eastern time and adjourned to Friday, February 26, 2010 at 3:30 p.m., Eastern time, subject to further adjournments.

The Trustees of your Fund recommend that you vote FOR the proposal.

Q:	How will the proposed merger affect me?
A:	The Fund and Eaton Vance Limited Duration Income Fund have the same investment objectives and similar policies and restrictions. If the proposed merger is approved and completed, as a common shareholder of the
Fund, you will become a shareholder of Eaton Vance Limited Duration Income Fund common shares. If you are a holder of the Fund’s Auction Preferred Shares (“APS”), you will receive cash consideration equal to your APS holdings immediately prior to the merger. Please refer to the Proxy Statement/Prospectus for a detailed explanation of the proposed merger and for a more complete description of Eaton Vance Limited Duration
Income Fund.

Q:	What are the potential benefits of the proposed merger?
A:	Common shareholders of the Fund will benefit from the proposed merger because they will become common shareholders of a larger, more diversified fund that has the same investment objectives and similar policies and restrictions as the Fund. Eaton Vance Limited Duration Income Fund also has lower total operating expenses.
As noted above, holders of the Fund’s APS will receive cash in full liquidation of their APS holdings.

Q:	Who do I call with any questions?
A:	If you need assistance, or have questions regarding the proposal or how to vote your shares, please call D.F.
King, your Fund’s proxy solicitor, toll-free at 800-714-3305. Please have your proxy materials available when you call.

Q:	Why should I vote?
A:	Your vote is very important. We encourage you to return your vote as soon as possible. If the Fund does not receive enough votes, it will have to spend money on additional mailings and to solicit votes by telephone so that the meeting can take place. In this event, you may receive telephone calls from the proxy solicitor in an attempt to obtain your vote. If you vote promptly, you likely will not receive such calls.

Q:	How do I vote my shares?
A:	You can vote your shares by completing and signing the enclosed proxy card, then mailing it in the postage-paid envelope provided. Alternatively, you can vote by telephone by calling the toll-free number on your proxy card or by computer by going to the internet address provided on your proxy card, and following the instructions given, using your proxy card as a guide.

Q:	Will Eaton Vance contact shareholders?
A:	Eaton Vance or its agents may contact shareholders directly. D.F. King is the proxy solicitor and may call you, the shareholder, to verify that you have received proxy materials, to answer any questions that you may have and to offer to record your vote by telephone. If you vote promptly, you likely will not receive such calls.

Important additional information about the proposal is set forth in the Proxy Statement/Prospectus.
Please read it carefully.